Exhibit 99.2

Aristos Logic Corporation
Index to Unaudited Condensed Financial Statements
Unaudited Condensed Balance Sheets
Unaudited Condensed Statements of Operations
Unaudited Condensed Statements of Cash Flows
Notes to Unaudited Condensed Financial Statements

ARISTOS LOGIC CORPORATION
UNAUDITED CONDENSED BALANCE SHEETS

                                                                               June 30, 2008     September 30, 2007
                                                                             ------------------  ------------------
Assets
Current assets:
    Cash and cash equivalents                                               $          600,865  $        3,686,925
    Accounts receivable                                                                208,131             397,775
    Inventories                                                                        553,712             467,983
    Prepaids and other current assets                                                  114,855             119,157
                                                                             ------------------  ------------------
        Total current assets                                                         1,477,563           4,671,840

Property and equipment, net                                                            666,104             911,193
Deferred financing costs                                                               490,128             509,951
                                                                             ------------------  ------------------
Total assets                                                                $        2,633,795  $        6,092,984
                                                                             ==================  ==================
Liabilities, Mandatorily Redeemable Convertible Preferred Stock
    and Stockholders' Deficit
Current liabilities:
    Accounts payable                                                        $        1,163,578  $          733,447
    Accrued expenses                                                                 2,035,256           1,024,016
    Growth loans, current                                                            1,280,794           1,501,082
    Equipment credit lines, current                                                    696,556             834,557
    Deferred revenues                                                                  275,405             650,000
                                                                             ------------------  ------------------
        Total current liabilities                                                    5,451,589           4,743,102

Long-term liabilities:
    Growth loans, less current portion                                               1,215,865           1,888,015
    Equipment credit lines, less current portion                                       313,417             770,388
    Warrant liability                                                                1,115,205           1,117,326
                                                                             ------------------  ------------------
        Total long-term liabilities                                                  2,644,487           3,775,729
                                                                             ------------------  ------------------
Total liabilities                                                                    8,096,076           8,518,831
                                                                             ==================  ==================

Commitments and contingencies (Note 8)

Mandatorily redeemable convertible preferred stock
     Series B-1                                                                     15,365,176          15,340,417
     Series C                                                                       19,973,253          19,964,766
     Series D                                                                       11,817,466          11,765,572
     Series E                                                                       11,540,404          11,529,461
     Series F                                                                        9,110,129           9,096,448
     Series G                                                                       14,198,070           5,704,443
                                                                             ------------------  ------------------
Total mandatorily redeemable convertible preferred stock                            82,004,498          73,401,107
                                                                             ------------------  ------------------
Stockholders' deficit:
     Common stock                                                                        5,565               5,412
     Common stock warrants                                                           1,075,527             415,550
     Additional paid-in capital                                                     30,557,469          30,357,205
     Accumulated deficit                                                          (119,105,340)       (106,605,121)
                                                                             ------------------  ------------------
        Total stockholders' deficit                                                (87,466,779)        (75,826,954)
                                                                             ------------------  ------------------
Total liabilities, mandatorily redeemable convertible
    preferred stock, and stockholders' deficit                              $        2,633,795  $        6,092,984
                                                                             ==================  ==================

See accompanying Notes to Unaudited Condensed Financial Statements.

ARISTOS LOGIC CORPORATION
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                                                      Nine-Month Period Ended
                                                                                             June 30,
                                                                               ------------------------------------
                                                                                     2008               2007
                                                                               -----------------  -----------------
Revenue:
     Product                                                                  $       3,751,599  $         279,240
     Engineering services                                                               775,000            558,188
     Support services                                                                   150,000            450,000
                                                                               -----------------  -----------------
Total revenues                                                                        4,676,599          1,287,428

Cost of product revenue                                                               1,232,592             99,124
Engineering and development                                                          12,806,435         11,318,130
Sales and marketing                                                                   1,259,288          1,277,521
General and administrative                                                            1,631,183          1,053,943
                                                                               -----------------  -----------------
Total expense                                                                        16,929,498         13,748,718
                                                                               -----------------  -----------------
Loss from operations                                                                (12,252,899)       (12,461,290)

Interest income                                                                         112,107            333,750
Interest expense                                                                       (538,146)          (756,007)
Change in fair value of preferred stock warrants                                        178,719            298,511
                                                                               -----------------  -----------------
Net loss                                                                      $     (12,500,219) $     (12,585,036)
                                                                               =================  =================

See accompanying Notes to Unaudited Condensed Financial Statements.

ARISTOS LOGIC CORPORATION
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                     Nine-Month Period Ended
                                                                                            June 30,
                                                                             --------------------------------------
                                                                                    2008                2007
                                                                             ------------------  ------------------
Operating activities
Net loss                                                                    $      (12,500,219) $      (12,585,036)
Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                                    385,917             825,176
      Amortization of deferred financing costs                                         196,420             240,505
      Stock-based compensation                                                         418,940              15,506
      Change in fair value of preferred stock warrants                                (178,719)           (298,511)
      Change in operating assets and liabilities                                     1,174,993            (783,006)
Net cash used in operating activities                                        ------------------  ------------------
                                                                                   (10,502,668)        (12,585,366)
                                                                             ------------------  ------------------
Investing activities
Purchases of property and equipment                                                   (140,828)           (688,955)
                                                                             ------------------  ------------------
Net cash used in investing activities                                                 (140,828)           (688,955)
                                                                             ------------------  ------------------
Financing activities
Proceeds from exercise of stock options and warrants                                    43,224              20,837
Proceeds from borrowing on equipment credit lines                                           --           1,202,498
Repayments on equipment credit lines                                                  (594,972)           (716,941)
Proceeds from borrowings on growth loans or line of credit                             340,000           3,000,000
Repayments on growth loans                                                          (1,232,438)         (1,754,017)
Proceeds from sale of Series G preferred stock                                       9,123,709                  --
Issuance costs from sale of Series G preferred stock                                  (122,087)            (21,873)
                                                                             ------------------  ------------------
Net cash provided by financing activities                                            7,557,436           1,730,504
                                                                             ------------------  ------------------
Net decrease in cash and cash equivalents                                           (3,086,060)        (11,543,817)

Cash and cash equivalents at beginning of period                                     3,686,925          14,007,513
                                                                             ------------------  ------------------
Cash and cash equivalents at end of period                                  $          600,865  $        2,463,696
                                                                             ==================  ==================

Noncash financing activites
Issued warrant to purchase 803,500 shares of Series G
     preferred stock at $0.30 per share, in connection
     with obtaining line of credit                                          $          172,046  $               --
                                                                             ==================  ==================
Issued warrant to purchase 15,206,181 shares of common stock at $0.0001 per share, in connection with Series G
     preferred stock issuance                                               $          641,581  $               --
                                                                             ==================  ==================
Accretion to redemption value of redeemable preferred stock                 $          243,351  $          130,338
                                                                             ==================  ==================

ARISTOS LOGIC CORPORATION
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2008

1. The Company

Aristos Logic Corporation (the "Company") was incorporated in California in February 2000 and reincorporated in Delaware in April 2005. The Company develops silicon chip products for storage systems in the data storage industry. The Company designs, develops and sells a fully integrated Input/Output controller device by embedding storage processing and interface software functionality into a single silicon chip. The device is a redundant array of independent disks ("RAID") storage processor. The Company sells its products to original equipment manufacturers ("OEM") that are suppliers of servers, storage subsystems, and controller boards for enterprise networked data storage systems, and workstations and servers for the professional consumer market. The Company operates in a single business segment.

Basis of Presentation

In the opinion of management, the accompanying Unaudited Condensed Interim Financial Statements ("financial statements") of Aristos Logic Corporation (the "Company") have been prepared on a consistent basis with the September 30, 2007 audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary to fairly state the information set forth therein. The financial statements have been prepared in accordance with the regulations of the Securities and Exchange Commission ("SEC"), and, therefore, omit certain information and footnote disclosure necessary to present the statements in accordance with accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the September 30, 2007 audited financial statements and notes thereto, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A. The results of operations for the first nine months of fiscal 2008 are not necessarily indicative of the results to be expected for the entire fiscal year.

2. Liquidity and Capital Resources

Since inception, the Company has incurred recurring losses and negative cash flows from operations, has an accumulated deficit, and is expected to incur additional losses. These conditions raise substantial doubt about the Company's ability to continue as a going concern. To date, the Company has funded its operational and capital needs primarily through the net proceeds received from its debt and redeemable preferred stock (Notes 7 and 10 included in both this Current Report on Form 8-K/A and Exhibit 99.1). Management plans to obtain additional debt or equity financing to fund its future operations. However, such financing may not be available on acceptable terms, if at all.

The Company's success is dependent upon several factors, including the successful development, implementation, and marketing of its silicon chip products, its ability to obtain customers in order to achieve levels of revenues adequate to support the Company's current and future cost structure, and its success in obtaining financing for its operations. The failure of the Company to meet any of these conditions could have a materially adverse effect upon the Company and may force the Company to reduce or curtail operations.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern. Accordingly, they do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amount of liabilities that might result from the outcome of these uncertainties.

3. Stock Based Compensation

The Company measured and recognized compensation costs for all share-based payments to employees, including grants of employee stock options, restricted stock units and employee stock purchase rights, to be recognized in the financial statements based on their respective grant date fair values.

The Company uses the Black-Scholes option pricing model for valuation of stock-based awards. The determination of the fair value of stock-based awards on the date of grant using an option pricing model is affected by stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the expected life of the award, expected stock price, volatility over the term of the award and projected exercise behaviors. Although the fair value of stock-based awards is determined in accordance with SFAS 123R, the assumptions used in calculating fair value of stock-based awards and the Black-Scholes option pricing model are highly subjective, and other reasonable assumptions could provide differing results. As a result, if factors change and different assumptions are used, stock-based compensation expense could be materially different in the future.

For the nine-month periods ended June 30, 2008 and 2007, the expected life of each award granted was determined based on the provisions of SAB 107 due to the Company having insufficient history of option exercise and forfeiture activity. Expected volatility is based on the volatility of publicly traded companies in similar industries that have similar vesting and contractual terms. The risk free interest rate is based on the implied yield currently available on U.S. Treasury issues with terms approximately equal to the expected life of the option. The Company has not paid dividends in the past and does not intend to for the foreseeable future; therefore the Company used an expected dividend yield of zero. See the table below for the assumptions used.

                                                                                     Nine-Month Period Ended
                                                                                           June 30,
                                                                             ------------------------------------
                                                                                   2008               2007
                                                                             -----------------  -----------------
Risk free interest rate                                                        2.88% - 3.55%      4.59% - 4.69%
Dividend yield                                                                     0.0%               0.0%
Term                                                                            6.25 years         6.25 years
Volatility                                                                          60%                50%

Compensation cost of $418,940 was recognized related to the Company's share based plans for the nine-month period ended June 30, 2008. Of this amount, $198,528, $82,599, and $137,813 were attributed to engineering and development, sales and marketing, and general and administrative expenses, respectively, in the unaudited condensed statements of operations. The Company recognized $15,506 of compensation costs for the nine-month period ended June 30, 2007. Of this amount, $9,076, $3,228, and $3,202 were attributed to engineering and development, sales and marketing, and general and administrative expenses, respectively, in the unaudited condensed statements of operations. As of June 30, 2008, the Company had $443,697 of unrecognized compensation costs related to share-based payments, and this expense is expected to be recognized over a weighted average remaining life of approximately two years.

4. Summary of Significant Accounting Policies

Uses of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used in the valuation of equity instruments, inventory, receivables, depreciable lives of property and equipment and deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. At June 30, 2008 and September 30, 2007, cash and cash equivalents consisted of cash and money market funds.

Comprehensive Loss

Comprehensive loss encompasses all changes in equity other than those arising from transactions with the Company's stockholders. For the nine-month period ended June 30, 2008 and 2007, there was no difference between net loss and comprehensive loss.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consists principally of cash, to the extent balances exceed limits that are insured by the Federal Deposit Insurance Corporation, and cash equivalents. Cash equivalents are invested in money market funds of a major U.S. financial services company. The Company maintains its cash accounts in a commercial bank and the money market funds at a financial institution affiliated with the bank. At June 30, 2008, and September 30, 2007, cash on deposit plus the money market funds was in excess of the federally insured limit of $100,000 by approximately $501,000 and $3,587,000, respectively.

The Company relies upon one primary vendor for the manufacture of its product; therefore, the loss of its primary supplier has the potential to result in a manufacturing delay and a possible loss of sales, which could affect operating results adversely.

Warranties

The Company has not experienced any warranty returns. As a result, there were no amounts accrued at June 30, 2008 and September 30, 2007 for estimated warranty costs.

Preferred and Common Stock Warrants

On October 1, 2005, the Company adopted the provisions of FASB Staff Position No. FAS 150-5, Issuer's Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable, ("FSP 150-5"). FSP 150-5 requires freestanding warrants and other similar instruments on shares that are redeemable (either putable or mandatorily redeemable) to be classified as liabilities. Certain of the Company's warrants are exercisable into mandatorily redeemable preferred stock (Note 10 included in both this Current Report on Form 8-K/A and Exhibit 99.1) and are classified as liabilities. Certain of the Company's warrants are redeemable into common stock (Note 9 included in both this Current Report on Form 8-K/A and Exhibit 99.1) and are classified within stockholders' deficit. A summary of the Company's outstanding warrants at June 30, 2008 is as follows:

  Warrant     In Connection with                                   Number of Shares Exercisable                           Expires
------------  ------------------------------  -----------------------------------------------------------------------  -------------
 Series B-1   Equipment Credit Line (1)       241,935 shares exercisable into Series B-1 convertible preferred stock   March 2009

  Series C    Equipment Credit Line (1)       10,000 shares exercisable into Series C convertible preferred stock      March 2010

  Series C    Equipment Credit Line (1)       538,358 shares exercisable into Series C convertible preferred stock     March 2011

  Series C    Growth Loans (1)                3,122,271 shares exercisable into Series C convertible preferred stock   June 2011

  Series D    Series D Preferred Stock (1)    3,384,096 shares exercisable into Series D convertible preferred stock   September 2012

  Series E    Equipment Credit Line (1)       600,000 shares exercisable into Series E convertible preferred stock     September 2013

  Series F    Growth Loans (1)                2,866,667 shares exercisable into Series F convertible preferred stock   December 2014

  Series G    Series G Preferred Stock (2)    20,151,445 shares exercisable into common stock (3)                      July 2014

  Series G    Line of Credit (1)              803,500 shares exercisable into Series G convertible preferred stock     December 2015

_________________

(1)	These warrants were classified as a liability as they are exercisable into redeemable preferred stock.
(2)	This warrant was classified as equity as it is exercisable into common stock.
(3)	The Company issued common stock warrants to purchase 25,594,927 shares of common stock, of which 2,110,149 shares of common stock were exercised and 20,151,445 remained outstanding.

The preferred and common stock warrants are carried at their fair value. Decreases or increases in fair value of preferred stock warrants at each reporting date are recorded as a change in the fair value of preferred stock warrants in the unaudited condensed financial statements. The decrease in fair value of the warrants in the first nine months of fiscal years 2008 and 2007 was $178,719 and $295,511, respectively. The first nine months of fiscal year 2007 decrease was a result of the reduced value of the underlying Series B-1, Series C, Series D, Series E, and Series F preferred stock due to lesser liquidation preferences with the issuance of Series G preferred stock. There has been no change in the fair value of common stock warrants. The warrants are exercisable either through cash payment of the exercise price or through net share settlement at the option of the holder.

The assumptions used to value the warrants at June 30, 2008 and 2007, respectively were as follows:

                                                                                            June 30,
                                                                             ------------------------------------
                                                                                   2008               2007
                                                                             -----------------  -----------------
Risk free interest rate                                                        1.54% - 3.74%      4.00% - 4.38%
Dividend yield                                                                     0.0%               0.0%
Term                                                                          0.7 - 8.3 years    1.4 -7.3 years
Volatility                                                                       35% - 71%          36% - 69%

New Accounting Pronouncements

In July 2006 the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with SFAS 109. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for the Company for the fiscal year ending September 30, 2009, and the provisions of FIN 48 will be applied to all tax positions upon its initial adoption. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings for that fiscal year. The Company is currently evaluating the application of FIN 48 to its financial statements and has not yet determined its impact.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS 157"), which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for fair value measurements. SFAS 157 applies to all accounting pronouncements that require fair value measurements. It does not require any new fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company has not yet evaluated the impact SFAS 157 will have on its financial statements upon adoption.

In February 2008, the FASB issued FSP FAS No. 157-2, Effective Date of SFAS No. 157 ("FSP 157-2"), which delays the effective date of SFAS  157 for all non-recurring fair value measurements of non-financial assets and non-financial liabilities until fiscal years beginning after November 15, 2008. The Company has not yet evaluated the impact FSP 157-2 will have on its financial statements upon adoption.

In February 2007 the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 ("SFAS 159"). SFAS 159 allows companies to elect to measure certain assets and liabilities at fair value and is effective for fiscal years beginning after November 15, 2007. The Company has not yet evaluated the impact SFAS 159 will have on its financial statements upon adoption.

In December 2007, the SEC issued SAB 110, Certain Assumptions Used in Valuation Methods - Expected Term ("SAB 110") to amend the SEC's views discussed in SAB 107 regarding the use of the "simplified" method in developing an estimate of the expected term of "plain vanilla" share options in accordance with SFAS No. 123R, Share-Based Payment ("SFAS 123R"). SAB 110 allows a company, under certain circumstances, to continue to use the "simplified" method beyond December 31, 2007. As discussed in Note 3, the Company used the "simplified" method in the nine-month period ended June 30, 2008.

5. Property and Equipment

Property and equipment consisted of the following at June 30, 2008 and September 30, 2007:

                                                                               June 30, 2008     September 30, 2007
                                                                             ------------------  ------------------
Software and equipment                                                      $        1,091,044  $        1,032,435
Laboratory equipment                                                                   121,082             105,208
Computers and equipment                                                              1,519,505           1,489,150
Furniture                                                                              213,841             209,252
Leasehold improvements                                                                 230,775             199,374
                                                                             ------------------  ------------------
Less: Accumulated depreciation and amortization                                      3,176,247           3,035,419
                                                                                    (2,510,143)         (2,124,226)
                                                                             ------------------  ------------------
                                                                            $          666,104  $          911,193
                                                                             ==================  ==================

6. Accrued expenses

Accrued expenses consisted of the following at June 30, 2008 and September 30, 2007:

                                                                                 June 30, 2008      September 30, 2007
                                                                                ----------------    ----------------
Accrued vacation                                                              $         969,975   $         858,685
Accrued compensation                                                                  1,002,932              60,897
Other                                                                                    62,349             104,434
                                                                                ----------------    ----------------
                                                                              $       2,035,256   $       1,024,016
                                                                                ================    ================

7. Debt

The Company's debt obligations consist of the following at June 30, 2008 and September 30, 2007:

                                                                                 June 30, 2008      September 30, 2007
                                                                                ----------------    ----------------
Equipment credit lines                                                        $       1,009,973   $       1,604,945
Growth loan                                                                           2,496,659           3,389,097
                                                                                ----------------    ----------------
                                                                                      3,506,632           4,994,042
Less: current portion                                                                (1,977,350)         (2,335,639)
                                                                                ----------------    ----------------
                                                                              $       1,529,282   $       2,658,403
                                                                                ================    ================

Principal payments under the Company's debt obligations as of June 30, 2008 were as follows for the years ending September 30:

2008 (remaining three months)                                                 $       1,041,492
2009                                                                                  1,838,779
2010                                                                                    626,361
                                                                                ----------------
                                                                              $       3,506,632
                                                                                ================

Line of Credit

In March 2008, the Company obtained a $4 million line of credit from a lending corporation. The line of credit may be funded for amounts up to 80% of accounts receivable which are less than 90 days outstanding. The borrowings made under the line of credit bear interest at 8.32% and are payable in monthly installments consisting of principal and interest beginning May 2008 through November 2010. Pursuant to the loan agreement, the Company issued a warrant to the lender to purchase 803,500 shares of Series G convertible preferred stock at $0.30 per share. The warrant vested immediately, expires in December 2015 and had a fair value of $172,046 at its grant date, which was recorded as deferred financing costs and is being amortized over three years, which is the life of the loan. As of June 30, 2008, the warrant exercisable into 803,500 shares of Series G convertible preferred stock was outstanding. The warrant was classified as a liability at June 30, 2008 as it is exercisable into redeemable preferred stock (Note 4).

The Company issued warrants (Note 4) in connection with its line of credit, equipment credit lines and growth loan. The deferred financing costs associated with each warrant are being amortized over the life of each respective loan. Future annual amortization of the deferred financing costs was as follows as of June 30, 2008 (for the years ending September 30):

2008 (remaining three months)                                                 $          60,491
2009                                                                                    218,712
2010                                                                                    178,503
2011                                                                                     32,422
                                                                                ----------------
                                                                              $         490,128
                                                                                ================

All of the Company's assets serve as collateral for the above equipment credit lines and growth loans. Such indebtedness prohibits the Company from paying cash dividends and substantially restricts the Company's ability to purchase or redeem its capital stock with cash.

8. Commitments and Contingencies

Leases

The Company leases its corporate offices under an operating lease. The lease expires in April 2010; however the Company has an option for a termination date of October 2008, provided the Company gives the landlord a written termination notice by April 2008. In April 2008, the Company exercised the early termination option. In addition, the Company obtained a sales office under an operating lease. Minimum lease obligations are as follows as of June 30, 2008 (for the years ending September 30):

2008 (remaining three months)                                                 $         139,407
2009                                                                                     46,468
                                                                                ----------------
                                                                              $         185,875
                                                                                ================

Software License Agreement

The Company has a software license and maintenance agreement with a semiconductor design software company. None of the software was specifically developed for the Company. Minimum obligations under this agreement were as follows as of June 30, 2008 (for the years ending September 30):

2008 (remaining three months)                                                 $         211,076
2009                                                                                    633,229
                                                                                ----------------
                                                                                        844,305
                                                                              $ ================

Litigation

During the ordinary course of the Company's business, it is subject to various claims and litigation. Management believes that the outcome of any claims or litigation will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

Indemnifications

The Company sells products to its customers under supply agreements. Each supply agreement generally includes provisions for indemnifying the customer against losses, expenses, and liabilities from damages that may be awarded against the customer in the event the Company's product is found to infringe upon a patent, copyright, trademark, or other proprietary right of a third party.

The Company believes its internal development processes and other policies and practices limit its exposure related to the indemnification provisions of the supply agreements. Management believes that the outcome of any claims will not have a material adverse effect on the Company's financial position, results of operations, or cash flows.

Employee Agreements

The Company has entered into agreements with certain employees that call for severance payments and accelerated stock option vesting upon termination of employment (except for cause).

9. Common Stock

The holders of shares of common stock are entitled to dividends as may be declared by the Board of Directors and shall have the right to one vote per share. No dividends have been declared as of June 30, 2008.

Common Stock Warrants

Pursuant to the Series G preferred stock purchase agreement, the Company issued common stock warrants to the Series G preferred stock investors. The warrants to purchase 10,388,746, 11,872,848 and 3,333,333 shares of common stock at $0.0001 per share vested immediately in July 2007, November 2007 and May 2008, respectively, and expire in July 2014 (Note 4). The warrants had fair values of $415,550, $474,914 and $166,667 at their respective grant dates, which were in July 2007, November 2007 and May 2008, respectively, and were recorded in stockholder's deficit. As of June 30, 2008, warrants to purchase 20,151,445 shares of common stock were outstanding and warrants to purchase 2,110,149 shares of common stock had been exercised. Pursuant to the Series G preferred stock purchase agreement, preferred stock investors that did not invest in the Series G preferred stock had their 33,384,680 shares of preferred stock converted into an equal number of shares of common stock.

10. Preferred Stock

The Company has issued shares of certain classes of convertible preferred stock in exchange for cash. The accretion of the certain classes of convertible preferred stock was recorded on the basis of approximating the effective interest method for the nine-month periods ended June 30 as follows:

                                                                                     Nine-Month Period Ended
                                                                                            June 30,
                                                                            --------------------------------------
  Preferred Stock                                                                  2008                2007
  ------------------------------------------------------------------------  ------------------  ------------------
  Series B-1 redeemable convertible preferred stock                        $           24,759  $           30,321

  Series C redeemable convertible preferred stock                                       8,487              10,386

  Series D redeemable convertible preferred stock                                      51,894              63,540

  Series E redeemable convertible preferred stock                                      10,944               9,342

  Series F redeemable convertible preferred stock                                      13,680              16,749

  Series G redeemable convertible preferred stock                                     133,587                  --
                                                                            ------------------- ------------------
  Total                                                                    $          243,351  $          130,338
                                                                            ==================  ==================

In November 2007, the Company issued 23,745,696 shares of Series G redeemable convertible preferred stock to existing stockholders at $0.30 per share for a total value of $7,123,709 in exchange for cash. In May 2008, the Company issued an additional 6,666,666 shares of Series G redeemable convertible preferred stock to existing stockholders at $0.30 per share for a total value of $2,000,000 in exchange for cash. The Company incurred cash costs of $122,087 in connection with the issuance of the shares.

Pursuant to the Series G preferred stock agreement, the Company issued common stock warrants to the Series G preferred stock investors in November 2007 and May 2008 and the warrants had a fair value of $474,914 and $166,667, respectively, at their respective grant dates. The resultant discount to the Series G preferred stock is being accreted over the period to the redemption date on a basis approximating the effective interest method. The fair value of the warrants at their grant date was estimated using the Black-Scholes option-pricing model on the date of grant using the following assumptions: no dividend yield, volatility of 68%, weighted-average risk-free interest of 4.38%, and life of seven years for warrants issued in November 2007; and no dividend yield, volatility of 57%, weighted-average risk-free interest of 3.73%, and life of six years for warrants issued in May 2008. The warrants were classified as equity at June 30, 2008 as they are exercisable into common stock.

11. Stock Option Plan

In February 2000, the Board of Directors and shareholders of the Company adopted the 2000 Incentive Stock Option and Restricted Stock Purchase Plan (The "Plan"). The Plan, as amended, authorizes the issuance of options to acquire up to 96,142,701 shares of common stock to employees and certain outside consultants. The Plan allows for the issuance of either nonqualified or incentive stock options pursuant to Section 422 of the Internal Revenue Code and restricted stock. Options vest at the discretion of the Board of Directors as determined at the grant date. Options generally vest 25 percent after one year, then ratably over the next three years. The term of the options is ten years.

Stock option activity as of September 30, 2007 and changes during the nine-month period ended June 30, 2008 was as follows:

                                                                                                     Weighted-Average
                                                                    Number of            Price        Exercise Price
                                                                     Options          Per Share         Per Share
                                                                 ---------------   ---------------   ---------------
Outstanding as of September 30, 2007                                 69,479,552   $    0.07 - 2.20  $          0.12
     Granted                                                         24,092,755               0.07             0.07
     Exercised                                                         (402,424)       0.07 - 0.14             0.11
     Forfeited                                                       (2,390,768)       0.07 - 2.00             0.12
                                                                 ---------------   ---------------   ---------------
Outstanding as of June 30, 2008                                      90,779,115   $    0.07 - 2.20  $          0.11
                                                                 ===============   ===============   ===============
Exercisable as of September 30, 2007                                 55,552,287   $    0.07 - 2.20  $          0.13
                                                                 ---------------   ---------------   ---------------
Exercisable as of June 30, 2008                                      71,849,297   $    0.07 - 2.20  $          0.13
                                                                 ===============   ===============   ===============

At June 30, 2008, the number of shares available for issuance under the plan was 2,964,107.

Options granted during the nine-month periods ended June 30, 2008 and 2007 were granted at an exercise price above the estimated fair value of the underlying common stock. The weighted average fair value of options granted during the nine-month period ended June 30, 2008, was $0.026.

Nonemployee stock options outstanding and exercisable at June 30, 2008 and September 30, 2007 were 3,065,108 and 838,333, respectively. The weighted average exercise price of nonemployee stock options was $0.07 per share and $0.19 per share at June 30, 2008 and September 30, 2007, respectively. At June 30, 2008, there were 2,718,311 unvested nonemployee stock options. Nonemployee stock options of 4,928,419 were granted during the nine-month period ended June 30, 2008.

12. Income Taxes

The Company has incurred net operating losses since inception through June 30, 2008; accordingly, the Company had no provision for income taxes for the nine-months ended June 30, 2008 and 2007. The difference between the statutory rate of 34% and the effective rate of 0% is due to the Company's full valuation allowance against its deferred tax assets.

The Company has recorded a valuation allowance for the entire amount of the net deferred tax assets due to the uncertainty surrounding the Company's ability to generate sufficient taxable income to realize these assets.

13. Related Party Transactions

During the nine-month period ended June 30, 2008 and 2007, the Company recognized revenue of $650,000 and $950,000, and had no accounts receivable as of June 30, 2008 for a customer who owns 30 percent of the Company's common stock outstanding at June 30, 2008. The Company also recorded purchases of $0 and $107,082 during the nine-month period ended June 30, 2008 and 2007, and had $0 in accounts payable as of June 30, 2008 for the same preferred stock investor.

14. Subsequent Events

In July 2008, the Company issued an additional 6,333,334 shares of Series G redeemable convertible preferred stock to existing stockholders at $0.30 per share for a total value of $1,900,000 in exchange for cash. Pursuant to the Series G preferred stock agreement, in July 2008, the Company issued 3,166,667 common stock warrants to the Series G preferred stock investors.

In September 2008, the Company sold all of its outstanding stock, pursuant to an Agreement and Plan of Merger dated as of August 27, 2008 by and among Adaptec Inc, a Delaware corporation, Aristos Logic Corporation, a Delaware corporation, Ariel Acquisition Corp., a wholly owned subsidiary of Adaptec Inc., and TPG Ventures, L.P., solely in its capacity as the representative of stockholders of Aristos Logic Corporation.